United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2021

Payoneer Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40547	86-1778671
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 W 30th St New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 600-9272

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PAYO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.01 par value, at an exercise price of $11.50 per share	PAYOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On September 9, 2021, the Board of Directors (the “Board”) of Payoneer Global Inc. (the “Company”) appointed Keren Levy as the President of the Company, to be immediately effective. Ms. Levy, aged 47, served as the Chief Operating Officer of the Company since 2009, responsible for Payoneer’s day-to-day operations (including customer onboarding, risk management, and payment operations). In addition, Ms. Levy serves as the GM of Merchant Services, a new business line, and the GM of the Israeli site of Payoneer. Previously, Ms. Levy established Leumi Card’s international acquiring and issuing department, managing all aspects of operations, business development and regulation from 2008 to 2009. Prior to joining Leumi Card, Ms. Levy established the Online Threats Managed Services (OTMS) department at Cyota from 2004 to 2008, which was acquired by RSA Security in 2005. While at Cyota, she also managed projects for Barclays, Citibank, Chase, HSBC and several other global banks. Ms. Levy holds an M.B.A. in Finance from Heriot Watt University.

On September 9, 2021, Ms. Levy was granted 20,000 restricted stock units (“RSUs”) pursuant to the Company’s Management Bonus Pool (the “Management Pool”), a pool of equity awards with respect to 1,000,000 shares of Company common stock that was agreed to in connection with the business combination with FTAC Olympus Acquisition Corp. (the “Business Combination”).

The RSUs granted pursuant to the Management Pool, including those granted to Ms. Levy, are subject to the following vesting schedule: 50% of the RSUs subject to the award will vest and settle into shares if, at any time during the 30 months immediately following the date of the closing of the Business Combination (the “Closing”), the closing per share price of the Company’s common stock is greater than or equal to $15.00 over any 20 trading days within any 30 trading day period, and 50% of the RSUs subject to the award will vest and settle into shares if, at any time during the 60 months immediately following the date of the Closing, the closing per share price of the Company’s common stock is greater than or equal to $17.00 over any 20 trading days within any 30 trading day period.

Additionally, on September 9, 2021, the Board appointed Arnon Kraft as the Chief Operating Officer of the Company, with such appointment being immediately effective. Mr. Kraft, aged 48, has been the COO of the Company’s subsidiary, Payoneer Inc., since March 2021. From 2019 to 2021, Mr. Kraft was CEO of Big 4 Strategic Consulting, a consulting firm. From 2012 to 2018, Mr. Kraft served as General Manager for Strategic Sourcing at Microsoft. Prior to joining Microsoft, Mr. Kraft was Vice President of Operations at modu mobile, a mobile phone company. Mr. Kraft also served in several executive roles at SanDisk, such as Vice President of Technology and Operations, Vice President of Business Development and Director of Customer Management. Mr. Kraft has an MBA degree from Tel Aviv University (2000) and a B.Sc, degree from The Technion – Israeli Institute of Technology (1996).

On September 9, 2021, Mr. Kraft was granted 317,782 RSUs. One-quarter of the RSUs vest on March 29, 2022, with the remainder vesting ratably in one-sixteenth installments on a quarterly basis over the next 12 quarters thereafter, and will be subject to the terms and conditions of the Company’s 2021 Omnibus Incentive Plan and the related award agreement. In addition, on September 9, 2021, Mr. Kraft was also granted 20,000 RSUs pursuant to the Management Pool, which are subject to the same vesting schedule as described above for the RSUs granted to Ms. Levy.

(d) In addition to the above, on September 9, 2021, the Board approved an increase in the size of the Board from seven to eight members and appointed Pamela H. Patsley as a director to fill the vacancy created by the increase. Effective as of September 9, 2021, Ms. Patsley will serve as a Class III director with a term expiring at the Company’s Annual Meeting of Stockholders in 2024. In connection with Ms. Patsley’s appointment, the Board has appointed Ms. Patsley to the Audit Committee as chairperson of the Audit Committee, and to the Nominating and Corporate Governance Committee (the “Nominating Committee”) as member of such committee.

Ms. Patsley was nominated by the Board after a thorough review of her background, relevant experience and professional and personal reputation and considering recommendations from Board members and management of the Company. Ms. Patsley, aged 64, was most recently executive chairman of MoneyGram International, Inc. and was chief executive officer of MoneyGram from 2009-2015. Prior to MoneyGram, Ms. Patsley held executive roles at First Data Corp., Paymentech, Inc. and First USA, Inc. She currently serves on the boards of Texas Instruments Inc., Keurig Dr Pepper Inc. and Hilton Grand Vacations Inc. Ms. Patsley holds a BSBA Accounting from the University of Missouri (1979).

For her service as a director, Ms. Patsley received a grant of 114,402 RSUs that settle into shares of common stock of the Company, one-twelfth of which vest on the thirtieth day after the date of grant, and the remainder vests in one-twelfth installments over the next eleven quarters, such that the award is fully vested in April of 2024.

Ms. Patsley, Ms. Levy and Mr. Kraft are expected to enter into the Company’s standard form of indemnification agreement.

(e) On September 9, 2021, Scott Galit, Michael Levine and Charles Rosenblatt were granted 20,000 RSUs, 30,000 RSUs and 20,000 RSUs, respectively, pursuant to the terms of the previously described Management Pool. The RSUs granted to Messrs. Galit, Levine and Rosenblatt pursuant to the Management Pool have the same vesting schedule as described above for the RSUs granted to Ms. Levy.

The RSUs were all granted subject to the terms and conditions of the Company’s 2021 Omnibus Incentive Plan that was filed with the Company’s S-8 registration statement, dated September 9, 2021.

Item 7.01	Regulation FD Disclosure.

The Company announced the appointments of Ms. Patsley, Ms. Levy and Mr. Kraft in its September 9, 2021 press release. A copy of that press release is being furnished with this Form 8-K as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated September 9, 2021, issued by Payoneer Global Inc.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYONEER GLOBAL INC.

September 9, 2021	By:	/s/ Scott Galit
Name: Scott Galit
Title: Chief Executive Officer